United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

January 25, 2016 (January 25, 2016)

Date of Report (Date of earliest event reported)

Overseas Shipholding Group, Inc.

(Exact Name of Registrant as Specified in Charter)

1-6479-1

Commission File Number

Delaware	13-2637623
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1301 Avenue of the Americas

New York, New York  10019

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (212) 953-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

The information in “Item 8.01 Other Events” of this Current Report on Form 8-K is incorporated by reference into this Item 5.07.

Section 8 – Other Events

Item 8.01 Other Events.

As previously disclosed, on December 2, 2015, the Company began soliciting consents (the “Consent Solicitations”) from registered holders of its 8.125% Senior Notes due 2018 (the “2018 Notes”), and any and all of the Company’s outstanding 7.50% Senior Notes II due 2021 (the “Election 2 Notes”), 7.50% Senior Notes I due 2021 (the “Election 1 Notes”) and 7.50% Senior Notes due 2024 (the “2024 Notes”) to amend the applicable indenture governing such series of notes to affirm that for the purposes of the restriction in such indentures on the Company’s ability to dispose of assets, the Company’s international operations, held through its subsidiary OSG International, Inc., do not constitute all or substantially all, or substantially an entirety, as the case may be, of the Company’s assets (the “Proposed Amendment”). In addition, as previously disclosed, on December 2, 2015 the Company commenced cash tender offers (the “Tender Offers”) for up to $119,076,000 in aggregate principal amount of the 2018 Notes, and any and all of the Election 2 Notes, Election 1 Notes and 2024 Notes.

On January 4, 2016, the Company extended the Tender Offer and the Consent Solicitation for the 2024 Notes by 10 days. On January 14, 2015, the Company further extended the Tender Offer and the Consent Solicitation for the 2024 Notes by 5 business days and waived the condition to the Tender Offer for the 2024 Notes requiring the execution of a supplemental indenture effecting the Proposed Amendment to the indenture governing the 2024 Notes.

The aggregate principal amount and approximate percentage of each series of Notes validly tendered and not withdrawn as of the expiration time for each series is summarized in the table below.

Title of Security	Aggregate Principal Amount that has Validly Both Tendered and Consented and Not Been Withdrawn	Percent Aggregate Principal Amount Outstanding that has Validly Both Tendered and Consented and Not Been Withdrawn	Aggregate Principal Amount Validly Consented Only and Not Been Withdrawn	Percent Aggregate Principal Amount Outstanding that has Validly Consented Only and Not Been Withdrawn
8.125% Senior Notes due 2018	$234,041,000	98.27%	$350,000	0.15%
7.50% Senior Notes II due 2021	$102,264,000	99.70%	$60,000	0.06%
7.50% Senior Notes I due 2021	$3,508,000	100.00%	–	–
7.50% Senior Notes due 2024	$294,000	42.98%	$52,000	7.60%

As the Tender Offer for the 2018 Notes was oversubscribed as of 5:00 p.m., New York City time, on December 15, 2015 (the “Early Tender/Consent Only Deadline”), the Company did not accept for purchase any 2018 Notes tendered after the Early Tender/Consent Only Deadline. The Company accepted for purchase all Election 1 Notes and Election 2 Notes tendered at or prior to the expiration time with respect to each series.

The Company has accepted for purchase all 2024 Notes tendered at or prior to 11:59 p.m., New York City time, on January 22, 2016 (the “2024 Expiration Time”). The Company has accepted for payment all consents delivered at or prior to the 2024 Expiration Time pursuant to the consent only option for the 2024 Notes. In addition, the Company has determined that it will pay the applicable consent payment to all holders of 2024 Notes that neither tendered their notes nor delivered consents prior to the 2024 Expiration Time. The Company has not executed a supplemental indenture effecting the Proposed Amendment to the indenture governing the 2024 Notes.

On January 25, 2016, the Company issued a press release relating to the information in this Item 8.01. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated January 25, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSEAS SHIPHOLDING GROUP, INC.
(Registrant)

Date: January 25, 2016	By	/s/ James D. Small III
		Name:	James D. Small III
		Title:	Senior Vice President, Secretary & General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated January 25, 2016.